Exhibit 23.3

INDEPENDENT AUDITORS’ CONSENT AND REPORT ON SCHEDULE

To the Board of Directors of

Capital Lodging

Dallas, Texas

We consent to the use in this Registration Statement of Capital Lodging on Form S-11 of our report dated April 12,2004, related to the consolidated financial statements of AP/APH Ventures, LLC (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 144), appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the headings “Selected Financial Information” and “Experts” in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of AP/APH Ventures, LLC listed on page F-1 Index to the Financial Statements of this Registration Statement. This financial statement schedule is the responsibility of the management of AP/APH Ventures, LLC. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

April 16, 2004

New York, New York